Exhibit 32.1

Chief Executive Officer’s Certification required under Section 906 of Sarbanes-Oxley Act of 2002

In connection with the annual report of FCB Financial Holdings, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2014, as filed with the Securities and Exchange Commission (the “Report”), I, Kent S. Ellert, President and Chief Executive Officer, certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge: (1) this Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: March 16, 2015	/s/ Kent S. Ellert
Kent S. Ellert
President and Chief Executive Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to FCB Financial Holdings, Inc. and will be retained by FCB Financial Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.